Information Classification: Limited Access POWER OF ATTORNEY Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Mark Shelton, Jeremy Kream, Rick Hansen, Shannon C. Stanley and Amy Doherty, or each of them signing singly, and with full power of substitution, re-substitution and delegation, the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned’s capacity as an officer and/or director of State Street Corporation (the “Company”), to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate (i) to obtain credentials (including codes, tokens and passwords) enabling the undersigned to make electronic filings with the SEC, via the Electronic Data Gathering and Retrieval system or any successor filing system (“EDGAR”), of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the SEC and (ii) enroll the undersigned in EDGAR Next or any successor filing system; (2) prepare and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5, prepare, complete and execute any amendment or amendments thereto, and timely file such forms with the SEC utilizing the EDGAR system (or cause them to be submitted and filed by a person appointed under Section 5 below) and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. (5) as designated by the undersigned, from time-to-time through communications with the Company, to act both as: a. an account administrator (if so designated by the undersigned), for the undersigned’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and

Information Classification: Limited Access b. a delegated administrator (if so designated by the undersigned), for the undersigned’s EDGAR account, including: (i) appoint, remove and replace delegated account administrators and users; (ii) maintain the security of the undersigned’s EDGAR account; and (iii) any other actions contemplated by Rule 10 of Regulation S-T with respect to delegated entities; (6) cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; and (7) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in- fact and further approves and ratifies any such release of information; The undersigned acknowledges that: (8) This Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (9) Any documents prepared or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the attorney-in-fact, in his or her discretion, deems necessary; (10) Neither the Company nor the attorney-in-fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and (11) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or advisable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing

Information Classification: Limited Access delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with this Company with respect to the subject matter of this Power of Attorney. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of August 2026. /s/ C. Jack Read